Exhibit 99.1

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

Transcat Reports 7.8% Revenue Growth While
Operating Income Increases 8.6% for Fiscal 2014 Second Quarter

●	Service segment continued double-digit growth trend with revenue up 16.6% in quarter versus prior-year period
●	Distribution segment sales increased 2.7% over prior-year period
●	Year-to-date operating income up 37.1% over prior-year period with a 33.3% increase in earnings per share

ROCHESTER, NY, October 28, 2013 – Transcat, Inc. (NASDAQ: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and compliance services and distributor of professional grade handheld test, measurement and control instrumentation, today reported financial results for its fiscal 2014 second quarter ended September 28, 2013.  Included in reported results are those of Anacor Compliance Services, Inc., acquired on July 16, 2012, and Cal-Matrix Metrology Inc., acquired on January 25, 2013.

Fiscal 2014 second quarter total revenue increased 7.8% to $28.9 million from $26.8 million in the second quarter of the prior fiscal year, driven by the Service segment revenue growth of 16.6%.  The Distribution segment sales increased 2.7% from the prior fiscal year period.

Lee D. Rudow, President and CEO of Transcat, commented, “We had solid growth in the quarter from both business segments, with our Service segment realizing double-digit growth driven by a blend of organic growth and recent acquisitions.  We believe we are making great progress in executing our Service segment growth strategy and leveraging the additional capabilities and market reach provided by our recent acquisitions.  Our Distribution segment sales growth was also in line with our expectations, serving as a solid foundation to complement our Service segment growth.”

Operating income for the second quarter of fiscal 2014 was $1.3 million, an increase of 8.6% from $1.2 million in the second quarter of the prior fiscal year.  Operating margin was 4.4% in the second quarter of fiscal 2014, consistent with the same quarter of the prior fiscal year.  Total operating expenses increased 13.1%, or $0.6 million, to $5.5 million in the second quarter, due in large part to sales and marketing investments in the Service segment.

Net income increased 3.5% to $0.8 million from $0.7 million in the prior fiscal year period.  Net income was $0.10 per diluted share in the second quarter of fiscal 2014, consistent with the prior fiscal year period.

Mr. Rudow continued, “We are making investments in business development and technology to support our growth plans, which we expect will increase revenue and operating income over the balance of the fiscal year and beyond.”

During the second quarter of fiscal 2014, Transcat generated $1.9 million of EBITDA (earnings before interest, taxes, depreciation and amortization), an increase of $0.2 million when compared with the same quarter of the prior fiscal year.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the EBITDA Reconciliation table.

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
October 28, 2013
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Service Gross Profit Expands; Making Investments to Support Growth Strategy

Service segment:  Represents the Company’s accredited calibration, repair, inspection and compliance services business (40% of total revenue for the second quarter of fiscal 2014)

●
Service revenue increased 16.6%, or $1.6 million, to $11.5 million in the second quarter of fiscal 2014 compared with the second quarter of fiscal 2013.  Growth was attributable to recent business acquisitions previously mentioned, as well as organic growth.

●
Fiscal 2014 second quarter Service segment gross profit improved $0.4 million, or 15.0%, to $2.7 million compared with the prior fiscal year period. Gross margin remained relatively unchanged at 23.6% when compared with the prior fiscal year period.

●
Operating expenses for the Service segment were $2.4 million in the second quarter of fiscal 2014 compared with $2.0 million in the second quarter of fiscal 2013.  The increase was related to personnel and technology investments in the sales and marketing organization.

●
Operating income decreased by less than $0.1 million from the prior fiscal year period to $0.3 million. Operating margin was 2.3%, down approximately 110 basis points from the prior fiscal year period.

●
Service segment EBITDA was $0.7 million in the fiscal 2014 second quarter, consistent with the second quarter of fiscal 2013. As a percentage of Service segment revenue, EBITDA for the Service segment was 6.4% and 7.5% in the second quarters of fiscal 2014 and 2013, respectively.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the EBITDA Reconciliation table.

Distribution Sales Increase in a Challenging Market

Distribution segment:  Represents the Company’s distribution of professional grade handheld test, measurement and control instrumentation business (60% of total revenue for the second quarter of fiscal 2014)

●
Distribution sales for the second quarter of fiscal 2014 increased 2.7%, or $0.5 million, to $17.4 million compared with the prior fiscal year period despite one less business day in the current quarter. Sales per business day improved 4.5% over the prior fiscal year period.

●
Fiscal 2014 second quarter Distribution segment gross profit increased $0.4 million, or 10.5%, to $4.1 million compared with the second quarter of fiscal 2013.  Both the gross profit and margin expansions in this segment were the result of higher volume-based vendor rebates, which were partially offset by deeper price discounts extended to customers.

●
Contribution margin for the Distribution segment in the fiscal 2014 second quarter was $2.4 million compared with $2.0 million in the prior fiscal year period, reflecting higher gross profit and lower marketing expenses.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 10 for the contribution margin calculation in the Additional Information-Business Segment Data table.

●	Operating income for the segment was up 20.5%, or $0.2 million, to $1.0 million in the second quarter of fiscal 2014 compared with the prior fiscal year period.

●
Distribution segment EBITDA was $1.2 million, or 7.0% of Distribution segment sales, in the second quarter of fiscal 2014, compared with $1.0 million, or 6.2% of segment sales in the second quarter of fiscal 2013, an 80 basis point improvement.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the EBITDA Reconciliation table.

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
October 28, 2013
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Six-Month Review

Total revenue increased to $57.6 million in the first six months of fiscal 2014, up 11.0% from $51.9 million in the prior fiscal year period.  Gross profit was $14.0 million, up $1.8 million, or 14.2% compared with the same period in the prior fiscal year.   Gross margin was 24.4% in the first half of fiscal 2014, a modest improvement over the 23.7% gross margin in the prior fiscal year period.

●	Service:
o	Revenue increased 25.0% to $23.2 million in the first six months of fiscal 2014. The year-over-year growth resulted from a combination of acquired and organic revenue growth.

o
Service segment gross margin improved 200 basis points to 25.4% in the first six months of fiscal 2014 compared with 23.4% in the same period of the prior fiscal year driven by operating leverage from year-over-year organic growth.

●	Distribution:
o	Sales increased 3.2% to $34.4 million in the first six months of fiscal 2014 compared with the first half of fiscal year 2013. Sales to both direct and reseller customers improved over the prior year.

o
Distribution segment gross margin was 23.6% compared with 23.8% in the first half of fiscal 2013.  Gross margin in the six-month period was affected by channel mix and increased price discounts extended to customers, partially offset by increased volume-based vendor rebates.

Operating expenses increased 10.4% to $11.6 million in the first six months of fiscal 2014, compared with $10.5 million in the first six months of the prior fiscal year.  As a percentage of revenue, operating expenses declined year-over-year and were 20.2% for the first six months of fiscal 2014, as compared with 20.3% in the same period of the prior fiscal year.

Fiscal 2014 year-to-date operating income was up 37.1%, or $0.7 million, to $2.4 million compared with the same period of fiscal 2013.  The increase was driven by Service segment operating income growth.  Operating margin expanded 80 basis points to 4.2% over the comparable prior fiscal year period.  Net income expanded 34.9%, or $0.4 million, to $1.5 million in the first six months of fiscal 2014 compared with the prior fiscal year period.  Net income was up $0.05 to $0.20 per diluted share from $0.15 per diluted share in the comparable period of the prior fiscal year.

EBITDA was $3.9 million in the first six months of fiscal 2014, compared with $3.0 million for the same period in fiscal 2013.  The increase in EBITDA was primarily attributed to the Service segment.  See Note 1 on page 4 for a description of this non-GAAP financial measure and page 9 for the EBITDA Reconciliation table.

Strong and Flexible Balance Sheet

For the 2014 six-month period, net cash provided by operations was $0.2 million, compared with $0.7 million of cash provided by operations in the comparable period of fiscal 2013.  The year-over-year change was the result of working capital requirements and timing.

Capital expenditures in the first six months of fiscal 2014 were $0.6 million compared with $1.3 million in the first six months of fiscal 2013, and were primarily for additional service capabilities and information technology.  In addition, Transcat purchased and subsequently retired 100,000 shares of its own common stock for $0.7 million in a privately-negotiated transaction in the second quarter of fiscal 2014.

As of September 28, 2013, the Company had $11.3 million in remaining availability under its $20 million secured revolving credit facility and $0.4 million in cash.  Subsequent to the end of the quarter, on October 4, 2013, the Company repurchased 696,138 shares of its common stock from an unaffiliated shareholder in a privately-negotiated transaction for $5.6 million.

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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Outlook

Mr. Rudow concluded, “We continue to advance the execution of our strategic plan which we believe drove our strong year-to-date revenue and earnings growth.  We remain focused on Service growth and look to capitalize on the inherent leverage in that business.  We will continue to improve our value proposition and the supporting go-to-market initiatives.”

NOTE 1 – Non-GAAP Financial Measures

In addition to reporting net income, a U.S. generally accepted accounting principle (“GAAP”) measure, we present EBITDA (earnings before interest, income taxes, depreciation and amortization), which is a non-GAAP measure.  The Company believes EBITDA allows investors to view its performance in a manner similar to the methods used by management and provides additional insight into its operating results.  EBITDA is not calculated through the application of GAAP and is not the required form of disclosure by the Securities and Exchange Commission.  As such, it should not be considered as a substitute for the GAAP measure of net income and, therefore, should not be used in isolation of, but in conjunction with, the GAAP measure.  The use of any non-GAAP measure may produce results that vary from the GAAP measure and may not be comparable to a similarly defined non-GAAP measure used by other companies.  See the attached EBITDA Reconciliation table on page 9.

Contribution margin, a non-GAAP financial measure, consists of gross profit less selling, marketing and warehouse expenses.  We believe contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses.  Contribution margin is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.  The material limitation associated with the use of contribution margin is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses.  Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income (loss) and net income (loss).  For further details on contribution margin, see the calculation of this non-GAAP financial measure and the reconciliation of contribution margin to gross profit on pages 10 and 11.

ABOUT TRANSCAT
Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and compliance services including analytical instrument qualifications, equipment and process validation.  Targeted industries include life science, biotechnology, medical device, pharmaceutical and other FDA-regulated industries, industrial manufacturing, energy and utilities, chemical manufacturing and other industries.  Throughout its 18 strategically located centers of excellence in the United States, Canada and Puerto Rico, Transcat delivers precise services with reliable turn-around times. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be among the best in the industry.

In addition, Transcat operates as a leading distributor of professional grade handheld test, measurement and control instrumentation.  Through its distribution products segment, Transcat markets and distributes premier and propriety brand instruments to nearly 15,000 customers.  The Company offers access to more than 25,000 test, measurement and control products.

Transcat’s growth strategy is to expand its service and distribution platform comprised of a balanced suite of test products and analytical, calibration, compliance, and validation services.  The goal is to deliver specialized technical services with a quality assurance approach, which maximizes document accuracy and on-time job delivery.  Transcat answers the call with cGMP, GLP, and GXP compliant services. Transcat can provide life science companies with a reliable alternative service and product solution to the OEMs and to the “generalist” service providers who cannot meet the client’s specialized needs.

More information about Transcat can be found on its website at: transcat.com

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” and other similar words.  All statements addressing operating performance, events, or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, sales operations, its strategy to build its sales representative channel, customer preferences and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.”  Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

For more information contact:

John J. Zimmer, Chief Financial Officer
Phone: (585) 352-7777
Email:  jzimmer@transcat.com

-OR-

Deborah K. Pawlowski, Investor Relations
Phone: (716) 843-3908
Email: dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Per Share Amounts)

	(Unaudited)		(Unaudited)
	Second Quarter Ended		Six Months Ended
	September 28,	September 29,	September 28,	September 29,
	2013	2012	2013	2012

Distribution Sales	$17,410	$16,948	$34,381	$33,313
Service Revenue	11,472	9,840	23,211	18,572
Total Revenue	28,882	26,788	57,592	51,885

Cost of Distribution Sales	13,297	13,225	26,250	25,380
Cost of Services Sold	8,764	7,485	17,307	14,220
Total Cost of Revenue	22,061	20,710	43,557	39,600

Gross Profit	6,821	6,078	14,035	12,285

Selling, Marketing and Warehouse Expenses	3,295	2,959	6,996	6,400
Administrative Expenses	2,245	1,939	4,606	4,111
Total Operating Expenses	5,540	4,898	11,602	10,511

Operating Income	1,281	1,180	2,433	1,774

Interest and Other Expense, net	68	51	72	98

Income Before Income Taxes	1,213	1,129	2,361	1,676
Provision for Income Taxes	442	384	869	570

Net Income	$771	$745	$1,492	$1,106

Basic Earnings Per Share	$0.10	$0.10	$0.20	$0.15
Average Shares Outstanding	7,390	7,411	7,409	7,390

Diluted Earnings Per Share	$0.10	$0.10	$0.20	$0.15
Average Shares Outstanding	7,586	7,567	7,633	7,574

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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TRANSCAT, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)

	(Unaudited)
	September 28,	March 30,
	2013	2013
ASSETS
Current Assets:
Cash	$409	$406
Accounts Receivable, less allowance for doubtful accounts of $85
and $118 as of September 28, 2013 and March 30, 2013, respectively	13,993	15,411
Other Receivables	2,185	977
Inventory, net	8,267	6,803
Prepaid Expenses and Other Current Assets	1,394	1,134
Deferred Tax Asset	1,223	1,087
Total Current Assets	27,471	25,818
Property and Equipment, net	6,472	6,885
Goodwill	17,559	17,592
Intangible Assets, net	3,176	3,691
Other Assets	1,170	1,061
Total Assets	$55,848	$55,047

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$7,163	$8,883
Accrued Compensation and Other Liabilities	4,860	3,979
Income Taxes Payable	79	465
Total Current Liabilities	12,102	13,327
Long-Term Debt	8,718	8,017
Deferred Tax Liability	622	551
Other Liabilities	1,641	1,502
Total Liabilities	23,083	23,397

Shareholders' Equity:
Common Stock, par value $0.50 per share, 30,000,000 shares authorized;
7,371,153 and 7,423,507 shares issued and outstanding
as of September 28, 2013 and March 30, 2013, respectively	3,686	3,712
Capital in Excess of Par Value	10,942	10,616
Accumulated Other Comprehensive Income	517	481
Retained Earnings	17,620	16,841
Total Shareholders' Equity	32,765	31,650
Total Liabilities and Shareholders' Equity	$55,848	$55,047

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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TRANSCAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
	(Unaudited)
	Six Months Ended
	September 28,	September 29,
	2013	2012
Cash Flows from Operating Activities:
Net Income	$1,492	$1,106
Adjustments to Reconcile Net Income to Net Cash
Provided by Operating Activities:
Gain on Disposal of Property and Equipment	(31)	-
Deferred Income Taxes	(88)	(222)
Depreciation and Amortization	1,440	1,221
Provision for Accounts Receivable and Inventory Reserves	101	95
Stock-Based Compensation Expense	257	148
Changes in Assets and Liabilities:
Accounts Receivable and Other Receivables	164	1,145
Inventory	(1,516)	(672)
Prepaid Expenses and Other Assets	(528)	(897)
Accounts Payable	(1,720)	71
Accrued Compensation and Other Liabilities	1,049	(1,098)
Income Taxes Payable	(386)	(243)
Net Cash Provided by Operating Activities	234	654

Cash Flows from Investing Activities:
Purchases of Property and Equipment	(553)	(1,346)
Proceeds from Sale of Property and Equipment	240	-
Business Acquisition	-	(3,129)
Net Cash Used in Investing Activities	(313)	(4,475)

Cash Flows from Financing Activities:
Proceeds from Revolving Line of Credit, net	701	3,877
Payment of Contingent Consideration	-	(14)
Issuance of Common Stock	111	124
Repurchase of Common Stock	(780)	-
Net Cash Provided by Financing Activities	32	3,987

Effect of Exchange Rate Changes on Cash	50	(4)

Net Increase in Cash	3	162
Cash at Beginning of Period	406	32
Cash at End of Period	$409	$194

Supplemental Disclosure of Cash Flow Activity:
Cash paid during the period for:
Interest	$52	$66
Income Taxes, net	$1,340	$1,032

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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EBITDA Reconciliation
(Dollars in thousands)
(Unaudited)

			FY2014

	Q1	Q2	Q3	Q4	YTD
Net Income	$721	$771			$1,492
+ Interest Expense	26	25			51
+ Other Expense / (Income)	(22)	43			21
+ Tax Provision	427	442			869
Operating Income	$1,152	$1,281	$-	$-	$2,433
+ Depreciation & Amortization	729	711			1,440
+ Other (Expense) / Income	22	(43)			(21)
EBITDA	$1,903	$1,949	$-	$-	$3,852

Segment Breakdown

Service Operating Income	$461	$260			$721
+ Depreciation & Amortization	555	521			1,076
+ Other (Expense) / Income	(14)	(42)			(56)
Service EBITDA	$1,002	$739	$-	$-	$1,741

Distribution Operating Income	$691	$1,021			$1,712
+ Depreciation & Amortization	174	190			364
+ Other (Expense) / Income	36	(1)			35
Distribution EBITDA	$901	$1,210	$-	$-	$2,111

			FY2013

	Q1	Q2	Q3	Q4	Total
Net Income	$361	$745	$782	$1,816	$3,704
+ Interest Expense	21	38	20	38	117
+ Other Expense / (Income)	26	13	17	55	111
+ Tax Provision	186	384	402	1,042	2,014
Operating Income	$594	$1,180	$1,221	$2,951	$5,946
+ Depreciation & Amortization	600	621	724	757	2,702
+ Other (Expense) / Income	(26)	(13)	(17)	(55)	(111)
EBITDA	$1,168	$1,788	$1,928	$3,653	$8,537

Segment Breakdown

Service Operating Income (Loss)	$(258)	$333	$(19)	$1,255	$1,311
+ Depreciation & Amortization	359	422	439	520	1,740
+ Other (Expense) / Income	(18)	(14)	(18)	(34)	(84)
Service EBITDA	$83	$741	$402	$1,741	$2,967

Distribution Operating Income	$852	$847	$1,240	$1,696	$4,635
+ Depreciation & Amortization	241	199	285	237	962
+ Other (Expense) / Income	(8)	1	1	(21)	(27)
Distribution EBITDA	$1,085	$1,047	$1,526	$1,912	$5,570

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)
Segment P&L Comparison—Second Quarter Ended September

			Change
SERVICE	FY 2014 Q2	FY 2013 Q2	$'s	%
Service Revenue	$11,472	$9,840	$1,632	16.6%
Cost of Revenue	$8,764	$7,485	$1,279	17.1%
Gross Profit	$2,708	$2,355	$353	15.0%
Gross Margin	23.6%	23.9%

Selling, Marketing & Warehouse Expenses	$1,587	$1,195	$392	32.8%
Contribution Margin	$1,121	$1,160	$(39)	(3.4%)
% of Revenue	9.8%	11.8%

Administrative Expenses	$861	$827	$34	4.1%
Operating Income	$260	$333	$(73)	(21.9%)
% of Revenue	2.3%	3.4%

			Change
DISTRIBUTION	FY 2014 Q2	FY 2013 Q2	$'s	%

Distribution Sales	$17,410	$16,948	$462	2.7%
Cost of Sales	$13,297	$13,225	$72	0.5%
Gross Profit	$4,113	$3,723	$390	10.5%
Gross Margin	23.6%	22.0%

Selling, Marketing & Warehouse Expenses	$1,708	$1,764	$(56)	(3.2%)
Contribution Margin	$2,405	$1,959	$446	22.8%
% of Sales	13.8%	11.6%

Administrative Expenses	$1,384	$1,112	$272	24.5%
Operating Income	$1,021	$847	$174	20.5%
% of Sales	5.9%	5.0%

			Change
TOTAL	FY 2014 Q2	FY 2013 Q2	$'s	%
Total Revenue	$28,882	$26,788	$2,094	7.8%
Total Cost of Revenue	$22,061	$20,710	$1,351	6.5%
Gross Profit	$6,821	$6,078	$743	12.2%
Gross Margin	23.6%	22.7%

Selling, Marketing & Warehouse Expenses	$3,295	$2,959	$336	11.4%
Contribution Margin	$3,526	$3,119	$407	13.0%
% of Revenue	12.2%	11.6%

Administrative Expenses	$2,245	$1,939	$306	15.8%
Operating Income	$1,281	$1,180	$101	8.6%
% of Revenue	4.4%	4.4%

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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TRANSCAT, INC.
Additional Information - Business Segment Data
(Dollars in thousands)
(Unaudited)
Segment P&L Comparison—Six Months Ended September

			Change
SERVICE	FY 2014 YTD	FY 2013 YTD	$'s	%
Service Revenue	$23,211	$18,572	$4,639	25.0%
Cost of Revenue	$17,307	$14,220	$3,087	21.7%
Gross Profit	$5,904	$4,352	$1,552	35.7%
Gross Margin	25.4%	23.4%

Selling, Marketing & Warehouse Expenses	$3,318	$2,435	$883	36.3%
Contribution Margin	$2,586	$1,917	$669	34.9%
% of Revenue	11.1%	10.3%

Administrative Expenses	$1,865	$1,842	$23	1.2%
Operating Income	$721	$75	$646	861.3%
% of Revenue	3.1%	0.4%

			Change
DISTRIBUTION	FY 2014 YTD	FY 2013 YTD	$'s	%
Distribution Sales	$34,381	$33,313	$1,068	3.2%
Cost of Sales	$26,250	$25,380	$870	3.4%
Gross Profit	$8,131	$7,933	$198	2.5%
Gross Margin	23.6%	23.8%

Selling, Marketing & Warehouse Expenses	$3,678	$3,965	$(287)	(7.2%)
Contribution Margin	$4,453	$3,968	$485	12.2%
% of Sales	13.0%	11.9%

Administrative Expenses	$2,741	$2,269	$472	20.8%
Operating Income	$1,712	$1,699	$13	0.8%
% of Sales	5.0%	5.1%

			Change
TOTAL	FY 2014 YTD	FY 2013 YTD	$'s	%
Total Revenue	$57,592	$51,885	$5,707	11.0%
Total Cost of Revenue	$43,557	$39,600	$3,957	10.0%
Gross Profit	$14,035	$12,285	$1,750	14.2%
Gross Margin	24.4%	23.7%

Selling, Marketing & Warehouse Expenses	$6,996	$6,400	$596	9.3%
Contribution Margin	$7,039	$5,885	$1,154	19.6%
% of Revenue	12.2%	11.3%

Administrative Expenses	$4,606	$4,111	$495	12.0%
Operating Income	$2,433	$1,774	$659	37.1%
% of Revenue	4.2%	3.4%

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Transcat Reports 7.8% Revenue Growth While Operating Income Increases 8.6% for Fiscal 2014 Second Quarter
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DISTRIBUTION SALES PER BUSINESS DAY
(Dollars in thousands)
(Unaudited)

	Second Quarter Ended
	September 28,	September 29,	Change
	2013	2012	$'s	%
Distribution Sales	$17,410	$16,948	$462	2.7%
Business Days	62	63	(1)
Sales Per Business Day	$281	$269	$12	4.5%

	Six Months Ended
	September 28,	September 29,	Change
	2013	2012	$'s	%
Distribution Sales	$34,381	$33,313	$1,068	3.2%
Business Days	126	126	0
Sales Per Business Day	$273	$264	$9	3.4%

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